                                                                   Exhibit 99.10

Press Release

FROM:             VirtualFund.com, Inc.

CONTACT:          Dennis B. McGrath
                  McGrath-Buckley Communications Counseling
                  651-646-4115    or  dennis@mcgrath-buckley.com

     Former Virtual Fund CEO Masters Cancels Meeting of Shareholders Set For
                    Tomorrow Company Reaffirms April Meeting

Minneapolis, Feb. 12, 2001. VirtualFund.com, Inc. (NASDAQ:VFND) today announced that on Friday, February 9, its former CEO, Melvin Masters, confirmed that he has "decided not to proceed" with the meeting of shareholders he had originally planned for tomorrow (Feb. 13, 2001.) On January 3, Masters had distributed what he claimed to be a notice of a special shareholder meeting of shareholders he had planned for February 13.

Virtual Fund contested the validity of that meeting called by Masters in a letter to shareholders dated January 18, 2001. In the same letter, the company announced it has set April 19, 2001 as the date for a special meeting of shareholders. The company said today it still intends to conduct that April meeting and will soon file a preliminary proxy statement related to the meeting with the Securities and Exchange Commission.